CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 31, 2020, relating to the financial statements and financial highlights of Highland Funds I comprising Highland Healthcare Opportunities Fund, NexPoint Merger Arbitrage Fund (formerly Highland Merger Arbitrage Fund), and Highland Opportunistic Credit Fund (the “Funds”), for the year ended June 30, 2020, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

Cohen & Company, Ltd.

Cleveland, Ohio

October 28, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated September 10, 2020, relating to the financial statements and financial highlights of Highland/iBoxx Senior Loan ETF (the “Fund”), for the year ended June 30, 2020, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.
Cohen & Company, Ltd. Cleveland, Ohio October 28, 2020